          DEPARTMENT OF THE TREASURY
          INTERNAL REVENUE SERVICE
          CINCINNATI OH 45999-0023
                                                            Date of this notice: 10-22-2025

                                                            Employer Identification Number:
                                                            39-5011584

                                                            Form: SS-4

                                                            Number of this notice: CP 575 G
                       Cahero Korva Holding LLC
                       Alfonso Cahero Tatto SOLE MBR
                       % Alfonso Cahero Tatto SOLE MBR      For assistance you may call us at:
                       1309 Coffeen Avenue STE 1200         1-800-829-4933
                       Sheridan, WY 82801
                                                            IF YOU WRITE, ATTACH THE
                                                            STUB AT THE END OF THIS NOTICE.

                       WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER
     Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 39-
5011584. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

     Taxpayers request an EIN for their business. Some taxpayers receive CP575 notices when another person has stolen their identity and are opening a business using their information. If you did not apply for this EIN, please contact us at the phone number or address listed on the top of this notice.

     When filing tax documents, making payments, or replying to any related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear-off stub and return it to us.

     A limited liability company (LLC) may file Form 8832, Entity Classification Election, and elect to be classified as an association taxable as a corporation. If the LLC is eligible to be treated as a corporation that meets certain tests and it will be electing S corporation status, it must timely file Form 2553, Election by a Small Business Corporation. The LLC will be treated as a corporation as of the effective date of the S corporation election and does not need to file Form
8832.

     To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-
829-4059) or visit your local IRS office.

IMPORTANT REMINDERS:

     Keep a copy of this notice in your permanent records. This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you. You may give a copy of this document to anyone asking for proof of your EIN.
     Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.
     Refer to this EIN on your tax-related correspondence and documents.
     Provide future officers of your organization with a copy of this notice.

Your name control associated with this EIN is CAHE. You will need to provide this information along with your EIN, if you file your returns electronically.

Safeguard your EIN by referring to Publication 4557, Safeguarding Taxpayer Data: A Guide for Your
Business.

                                                                                              Page 1/3

(IRS USE ONLY) 575G                      10-22-2025 CAHE O                           9999999999 SS-4

You can get any of the forms or publications mentioned in this letter by visiting our website at
www.irs.gov/forms-pubs or by calling 800-TAX-FORM (800-829-3676).

If you have questions about your EIN, you can contact us at the phone number or address listed at the top of this notice. If you write, please tear off the stub at the bottom of this notice and include it with your letter.

Thank you for your cooperation.

                                                                                           Page 2/3

(IRS USE ONLY) 575G                      10-22-2025 CAHE O                             9999999999 SS-4

                           Keep this part for your records.                   CP 575 G (Rev. 7-2007)
----------------------------------------------------------------------------------------------------

      Return this part with any correspondence so
      we may identify your account. Please correct
      any errors in your name or address.                                                  CP 575 G
                                                                                         9999999999

      Your Telephone Number Best Time to Call        DATE OF THIS NOTICE: 10-22-2025
      (    )     -                                   EMPLOYER IDENTIFICATION NUMBER: 39-5011584
      _____________________ _________________        FORM: SS-4       NOBOD

      INTERNAL REVENUE SERVICE                               Cahero Korva Holding LLC
      CINCINNATI OH 45999-0023                               Alfonso Cahero Tatto SOLE MBR
                                                             % Alfonso Cahero Tatto SOLE MBR
                                                             1309 Coffeen Avenue STE 1200
                                                             Sheridan, WY 82801

                                                                                               Page 3/3